UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 19, 2010

I.D. SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15087	22-3270799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One University Plaza, Hackensack, New Jersey		07601
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (201) 996-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2010, I.D. Systems, Inc. (the “Registrant”) announced that Darryl Miller has been appointed Chief Operating Officer of the Registrant, effective March 24, 2010.

Before joining the Registrant on January 7, 2010, Mr. Miller, age 45, had served as Chief Operations Officer of GE Asset Intelligence, LLC (“GEAI”), in which capacity Mr. Miller was responsible for corporate operations, marketing and sales.  Prior to joining the GEAI team, Mr. Miller served as the General Manager for Factory Service at GE Industrial’s Consumer & Industrial business in Louisville, Kentucky.  Mr. Miller joined the General Electric organization in 1986 as part of its manufacturing management program, and has spent the past twenty years in various leadership roles in different manufacturing and service operations.  Mr. Miller received a Bachelor of Arts degree in mechanical engineering from Gannon University.

As previously reported by the Registrant on a Current Report on Form 8-K filed with the Securities and Exchange Commission on January 13, 2010, the Registrant entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with General Electric Capital Corporation and GEAI, pursuant to which the Registrant acquired GEAI’s telematics business (the “Business”) through the purchase of 100% of the membership interests of Asset Intelligence, LLC (the “Company”), a newly formed, wholly owned subsidiary of GEAI into which substantially all of the assets, including intellectual property, and liabilities of the Business had been transferred immediately prior to the closing.  Effective with the closing of the transaction on January 7, 2010, the Company became a wholly owned subsidiary of the Registrant.  In connection with the transaction, the Company offered employment to all of the former employees of the Business, including Mr. Miller.

There is no family relationship between Mr. Miller and any other executive officer or any director of the Registrant.  Other than as set forth herein, there are no transactions, or series of transactions, to which the Registrant or any of its subsidiaries is a party and in which Mr. Miller has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

A copy of the news release announcing Mr. Miller’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01.	Other Events.

On March 19, 2010, the Registrant notified its employees that it was implementing a reduction in force.  These staff consolidations will reduce the Registrant’s total employee count by more than 30%, or from 121 to 83 employees, by July 31, 2010.  Certain of the employee terminations were effective immediately, and others will become effective on or prior to July 31, 2010.  The Registrant expects the reduction in force and other cost management initiatives to reduce its consolidated annual operating expenses by an estimated $8 million.

A copy of the news release announcing the Registrant’s reduction in force is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Forward-Looking Statements

Some of the statements contained in this Current Report on Form 8-K, including Exhibit 99.1 hereto, constitute forward-looking statements within the meaning of the federal securities laws.  Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “anticipate,” “estimate” and similar words, and the opposites of such words, although some forward-looking statements are expressed differently.  Forward-looking statements involve known and unknown risks and uncertainties that exist in the Registrant’s operations and business environment, which may be beyond the Registrant’s control, and which may cause actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.  All statements other than statements of historical fact are statements that could be forward-looking statements.  For example, forward-looking statements include, without limitation:  statements regarding prospects for additional customers; market forecasts; projections of earnings, revenues, synergies, accretion or other financial information; and plans, strategies and objectives of management for future operations, including integration plans in connection with acquisitions.  The risks and uncertainties referred to above include, but are not limited to, future economic and business conditions, the loss of key customers or reduction in the purchase of products by any such customers, the failure of the market for the Registrant’s products to continue to develop, the possibility that the Registrant may not be able to integrate successfully the business, operations and employees of acquired businesses, the inability to protect the Registrant’s intellectual property, the inability to manage growth, the effects of competition from a variety of local, regional, national and other providers of wireless solutions, and other risks detailed from time to time in the Registrant’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2008.  These risks could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Registrant.  Forward-looking statements represent the judgment of management of the Registrant regarding future events.  Although the Registrant believes that the expectations reflected in such forward-looking statements are reasonable at the time that they are made, the Registrant can give no assurance that such expectations will prove to be correct.  The Registrant assumes no obligation to update any forward-looking statements, and expressly disclaims any obligation to do so, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	News Release, dated March 25, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

I.D. SYSTEMS, INC.

By:	/s/ Ned Mavrommatis
Name: Ned Mavrommatis
Title: Chief Financial Officer

Date:  March 25, 2010

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	News Release, dated March 25, 2010.